Exhibit 99.1
FOR IMMEDIATE RELEASE
MONDAY, MARCH 16, 2009
CARE INVESTMENT TRUST INC. ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2008 RESULTS
2008 Highlights
•	Transitioned to an Equity REIT through the acquisition of high-quality healthcare real-estate.

•	Acquired twelve assisted and independent living & alzheimers’ facilities for $100.8 million in June 2008.

•	Acquired two assisted living facilities for $10.3 million in September 2008.

•	Received $27.2 million from the prepayment of a mortgage investment in April 2008.

•	Received $22.4 million from the sale of a mortgage investment in November 2008.

•	Reduced Base Management Fee payable to our Manager from an annual rate of 1.75 percent of shareholders’ equity to 0.875 percent of shareholders’ equity in September 2008.

•	Eliminated Incentive Fee payable to our Manager in September 2008.

•	Ended 2008 with cash and equivalents of $31.8 million.

•	Declared dividends of $0.68 per share for Fiscal Year 2008.
NEW YORK — March 16, 2009 — Care Investment Trust Inc. (NYSE: CRE) (“Care” or the “Company”), a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt, today reported financial results for the quarter ended December 31, 2008, and for fiscal year 2008.
Net loss totaled $28.4 million, or $1.37 per basic and diluted share for the fourth quarter of 2008. The net loss includes the impact of a valuation allowance on loans held for sale of $29.3 million, or $1.42 per share and non-cash depreciation charges from the Company’s real estate investments and joint ventures of $2.8 million, or $0.13 per share. For the fiscal year ended 2008, the Company reported a net loss of $30.8 million, or $1.47 per basic and diluted share. The net loss includes the impact of the valuation allowance on loans held for sale of $29.3 million, or $1.40 per share, non-cash depreciation charges from the Company’s real estate investments and joint ventures of $11.0 million, or $0.52 per share and losses on the sale and prepayment of loans of $2.7 million, or $0.13 per share.
Funds From Operations (FFO) for the fourth quarter of 2008 amounted to a loss of $25.6 million, or $1.24 per basic and diluted share. Adjusted Funds From Operations (AFFO) resulted in a loss of $1.7 million, or $0.08 per basic and diluted share in the fourth quarter of 2008. FFO was impacted by the valuation allowance on loans held for sale of $29.3 million, or $1.42 per share. AFFO was impacted by an unrealized loss of $4.9 million, or $0.23 per share, which is a portion of the valuation allowance on loans held for sale which was realized in the first quarter of 2009 when a mortgage loan was sold to the

Care Investment Trust Inc.
Company’s Manager. For the fiscal year ended 2008, Funds From Operations (FFO) resulted in a loss of $19.8 million, or $0.95 per basic and diluted share. Adjusted Funds From Operations (AFFO) amounted to $4.6 million, or $0.22 per basic and diluted share. FFO was impacted by the valuation allowance on loans held for sale of $29.3 million, or $1.40 per share. AFFO was impacted by the unrealized loss of $4.9 million, or $0.23 per share, which is a portion of the valuation allowance on loans held for sale which was realized in the first quarter of 2009 when a mortgage loan was sold to the Company’s Manager.
FFO is the result of adding back to net income our share of depreciation and amortization of real estate related to the Company’s equity in the Cambridge properties and depreciation and amortization related to Care’s acquisition of the Bickford properties. AFFO reflects additional adjustments for other non-cash income and expense items including stock-based compensation, straight-lining of lease revenue, the unrealized gain or loss on the revaluation of partnership units in relation to our investment in the Cambridge properties and the portion of the valuation allowance on those loans held for sale which had not been realized through the date of this release. These adjustments are detailed on the Reconciliation of Non-GAAP Financial Measures attached hereto.
2008 Portfolio Activity
Wholly-owned & Partially-owned Real Estate
Wholly-owned real estate totaled $105.1 million at December 31, 2008, consisting of investments in 14 assisted and independent living & alzheimers’ facilities, all of which were net leased. In addition, Care had real estate investments in partially-owned entities of $64.9 million at the end of the fourth quarter 2008, consisting of investments in equity interests in limited liability entities owning nine medical office buildings as well as a joint venture acquisition of four assisted and independent living facilities.
During June 2008, Care acquired twelve senior living properties from Bickford Senior Living Group, LLC for $100.8 million. Concurrent with the purchase, Care leased these properties to an affiliate of the seller under a triple-net lease for 15 years. In addition, the Company acquired two senior living properties from Bickford Senior Living Group, LLC for $10.3 million in September 2008. Concurrent with the purchase, Care leased these properties to an affiliate of the seller under a triple-net lease for 14.75 years.
Loan Portfolio
Net investments in loans were $159.9 million as of December 31, 2008, all of which were floating rate. The weighted average spread on the portfolio at December 31, 2008 was 5.76 percent over one-month LIBOR and the average maturity of the portfolio was approximately 2.1 years. The effective yield on the portfolio was 6.20 percent for the quarter ended December 31, 2008.
During February 2008, Care financed the acquisition of two skilled nursing facilities through a $10.3 million first mortgage investment. The Company also realized an early payoff of a loan from its mortgage portfolio of $27.2 million during April 2008. In addition, Care sold a mortgage and realized proceeds of $22.4 million during November 2008.
Operating Activities
The Company generated total revenues of $7.4 million during the 2008 fourth quarter which included rental revenue of $3.2 million, interest income on investments from loans of $4.0 million and other income of $0.1 million. Other income resulted primarily from ancillary fees from our mortgage portfolio.

Care Investment Trust Inc.
For the fiscal year ended 2008, the Company generated total revenues of $22.3 million which included rental revenue of $6.2 million, interest income on investments from loans of $15.8 million and other income of $0.2 million. Other income resulted primarily from ancillary fees from our mortgage portfolio.
The Company incurred $33.2 million in operating expenses in the three months ended December 31, 2008, which primarily included $0.7 million in management fees, $2.7 million in marketing, general and administrative expenses, which includes stock-based compensation expense of $0.5 million, and $29.3 million from the valuation allowance on loans held for sale. Care also incurred $0.4 million of Depreciation and Amortization expense relating to its investment in the Bickford properties.
For the fiscal year ended 2008, Care incurred $44.3 million in operating expenses, which primarily included $4.1 million in management fees, $6.6 million in marketing, general and administrative expenses, which includes stock-based compensation expense of $1.2 million, and $29.3 million from the valuation allowance on loans held for sale. Care also incurred $1.6 million of depreciation and amortization expense relating to its investment in the Bickford properties.
Care’s net loss from investments in partially-owned entities amounted to $1.0 million for the three months ended December 31, 2008 and consisted of a $1.3 million loss, after depreciation charges of $2.4 million, related to the Company’s investment in the Cambridge properties, offset by $0.3 million in equity income from the Company’s investment in Senior Management Concepts.
For the fiscal year ended 2008, Care’s net loss from investments in partially-owned entities amounted to $4.4 million and consisted of a $5.6 million net loss, after depreciation charges of $9.4 million, related to the Company’s investment in the Cambridge properties, offset by $1.1 million in equity income from the Company’s investment in Senior Management Concepts.
Interest expense at the end of the fourth quarter 2008 amounted to $1.9 million and primarily included $0.4 million on the debt outstanding under the Company’s warehouse line of credit and $1.4 million on the debt incurred to purchase the Bickford properties. For the fiscal year ended 2008, interest expense totaled $4.5 million and primarily included $1.4 million related to the Company’s warehouse line of credit and $2.8 million on the Bickford debt. The effective interest rate for the quarter ended December 31, 2008 on our borrowings under the warehouse line was 3.28% percent and 6.88% for the borrowings incurred to finance the acquisition of the Bickford properties.
Liquidity and Funding
At December 31, 2008, Care had $31.8 million in cash and cash equivalents. During the fourth quarter 2008 Care received $22.4 million from the sale of a mortgage investment. Subsequent to the end of the fourth quarter, Care received $22.5 million from the sale of a loan in its mortgage portfolio and also paid down the outstanding borrowings of $37.8 million under its warehouse line with Column Financial in its entirety. Currently, Care has $19.6 million in cash and cash equivalents.
Dividends
The Company’s Board of Directors declared a dividend of $0.17 per share of common stock for the fourth quarter 2008. The dividend is payable on April 9, 2009 to common shareholders of record on March 26, 2009.
F. Scott Kellman, Chief Executive Officer, stated, “With no debt maturities until 2015, substantial cash reserves, and a portfolio of assets that has paid 100% of its obligations since the Company’s inception, Care approaches the current market from a position of strength that provides maximum flexibility as we strive to enhance shareholder value.”

Care Investment Trust Inc.
Conference Call Details
The Company will host a conference call on Monday, March 16, 2009, at 11:00 a.m. Eastern Time to discuss its fourth quarter and 2008 results. The call may be accessed live by dialing (800) 240-2430 or by visiting the Company’s website at www.carereit.com.
Investors may access a replay by dialing (800) 405-2236, passcode 11127135, which will be available through March 23, 2009. The webcast replay will also be archived in the “Investor Relations” section of the Company’s website.
About Care Investment Trust
Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt. It is externally managed and advised by CIT Healthcare LLC, a wholly-owned subsidiary of CIT Group Inc.
Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Funds From Operations
Funds From Operations, or FFO, which is a non-GAAP financial measure, is a widely recognized measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.
The revised White Paper on FFO, approved by the Board of Governors of NAREIT in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
Adjusted Funds From Operations
Adjusted Funds From Operations, or AFFO, is a non-GAAP financial measure. We calculate AFFO as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, plus the expenses associated with depreciation and amortization on real estate assets and non-cash equity compensation expenses and the effects of straight lining lease revenue, one-time events pursuant to changes in GAAP and other non-cash charges. Proportionate adjustments for unconsolidated partnerships and joint ventures will also be taken when calculating the Company’s AFFO.

Care Investment Trust Inc.
We believe that FFO and AFFO provide additional measures of our core operating performance by eliminating the impact of certain non-cash expenses and facilitating a comparison of our financial results to those of other comparable REITs with fewer or no non-cash charges and comparison of our own operating results from period to period. The Company uses FFO and AFFO in this way, and also uses AFFO as one performance metric in the Company’s executive compensation program. The Company also believes that its investors also use FFO and AFFO to evaluate and compare the performance of the Company and its peers, and as such, the Company believes that the disclosure of FFO and AFFO is useful to (and expected of) its investors.
However, the Company cautions that neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and they should not be considered as an alternative to net income (determined in accordance with GAAP), or an indication of our cash flow from operating activities (determined in accordance with GAAP), a measure of our liquidity, or an indication of funds available to fund our cash needs, including our ability to make cash distributions. In addition, our methodology for calculating FFO and / or AFFO may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our reported FFO and / or AFFO may not be comparable to the FFO and AFFO reported by other REITs.
For more information on the company, please visit the company’s website at www.carereit.com.
-Financial Tables to Follow-
FOR FURTHER INFORMATION

AT CARE INVESTMENT TRUST:	AT FINANCIAL RELATIONS BOARD:
Scott Kellman	Leslie Loyet
President and Chief Executive Officer	Analysts / Investors
(212) 771-9360	(312) 640-6672
scott.kellman@carereit.com	lloyet@mww.com

Care Investment Trust Inc.
Care Investment Trust Inc. and Subsidiaries
Condensed Consolidated Statement of Operations (Unaudited)
(dollars in thousands — except share and per share data)

		Period from June
		22,2007
		(Commencement of
	Year Ended	Operations) to
	December 31,	December 31,
	2008	2007
Revenues
Rental revenue	$6,228	$—
Income from investments in loans	15,794	11,209
Other income	237	954

Total Revenues	22,259	12,163

Expenses
Management fees to related party	4,105	2,625
Marketing, general and administrative (including stock-based compensation expense of $1,212 and $9,459, respectively)	6,623	11,714
Depreciation and amortization	1,554	—
Valuation allowance on loans held for sale	29,327	—
Loss on sale of loans	2,662	—

Operating Expenses	44,271	14,339

Other (Income) Expense
Loss from investments in partially-owned entities	4,431	—
Unrealized loss on derivative instruments	237	—
Interest income	(395)	(753)
Interest expense including amortization of deferred financing costs	4,521	134

Net Loss	$(30,806)	$(1,557)

Loss per share of common stock
Net loss, basic and diluted	$(1.47)	$(0.07)

Weighted average common shares outstanding, basic and diluted	20,952,972	20,866,526

Care Investment Trust Inc.
Care Investment Trust Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(dollars in thousands, except share and per share data)

	For the year ended
	December 31, 2008
(In thousands, except share and per share data)	FFO	AFFO
Net loss	$(30,806)	$(30,806)
Depreciation and amortization from partially owned entities	9,420	9,420
Depreciation and amortization from wholly owned properties	1,554	1,554
Valuation allowance on loans held for sale	—	24,469
Straight-line effects of lease revenue	—	(1,214)
Unrealized loss on obligation to issue OP Units	—	195
Stock-based compensation	—	942

Funds From Operations and Adjusted Funds From Operations	$(19,832)	$4,560

FFO and Adjusted FFO per share basic	$(0.95)	$0.22
FFO and Adjusted FFO per share diluted(1)	—	0.22
Weighted average shares outstanding — basic	20,952,972	20,952,972
Weighted average shares outstanding — diluted	21,148,313	21,148,313

(1)	FFO per diluted share is anti-dilutive and therefore not provided.